Exhibit (8)(o)(ii)

                    ADDENDUM TO FUND PARTICIPATION AGREEMENT


     This ADDENDUM dated as of May 1, 2000 amends the Fund Participation Agreement among Conseco Variable Life Insurance Company ("Company"), Neuberger Berman Advisers Management Trust ("Trust"), Advisers Managers Trust ("Managers Trust"), and Neuberger Berman Management Inc. ("NBMI").

     WHEREAS, the Company, Trust, Managers Trust, and NBMI are parties to a Fund Participation Agreement ("Agreement") pursuant to which separate accounts of the Company invest proceeds from variable annuity and/or variable life insurance policies in the one or more portfolios of the Trust ("Portfolios"); and

     WHEREAS, the Trust, through the Portfolios, currently invests all of its net investable assets in corresponding series of Managers Trust in a "master-feeder" structure; and

     WHEREAS, the Boards of Trustees of the Trust and Managers Trust have approved a transaction to eliminate the current master-feeder structure in which Trust will receive the portfolio securities held by Managers Trust in redemption of the interests of Managers Trust held by the Trust (this transaction is referred to as the "In-Kind Redemption"); and

     WHEREAS, the In-Kind Redemption is currently scheduled to be effected on or about May 1, 2000 (the date on which the In-Kind Redemption is effected is referred to as the "Effective Date"); and

     WHEREAS, upon completion of the In-Kind Redemption, the Trust will hold and invest directly in its own portfolio of securities and Managers Trust will cease investment operations and be dissolved; and

     WHEREAS, the parties wish to amend the Agreement to reflect the In-Kind Redemption and the elimination of the master-feeder structure.

     NOW THEREFORE, effective on the Effective Date, the Trust assumes all of the rights, obligations, and liabilities of Managers Trust under the Agreement.

     The undersigned hereby consents to the assignment described in the preceding paragraph.

CONSECO VARIABLE LIFE                         ADVISERS MANAGERS TRUST
INSURANCE COMPANY
                                              By: /s/ Michael Weiner
                                                  ------------------------------
By: Signature                                 Name: Michael Weiner
    -------------------------------------     Title: Vice President
Name:
Title:

NEUBERGER BERMAN ADVISERS                     NEUBERGER BERMAN
MANAGEMENT TRUST                              MANAGEMENT INC.


By: /s/ Michael Weiner                        By: /s/ Michael Weiner
    --------------------------------            --------------------------------
Name: Michael Weiner                          Name: Michael Weiner
Title: Vice President                         Title: Senior Vice President


                                       2